Exhibit 99.2

EARNINGS RELEASE FINANCIAL SUPPLEMENT

FIRST QUARTER 2026

JPMORGAN CHASE & CO.
TABLE OF CONTENTS

Page(s)
Consolidated Results
Consolidated Financial Highlights	2–3
Consolidated Statements of Income	4
Consolidated Balance Sheets	5
Condensed Average Balance Sheets and Annualized Yields	6
Reconciliation from Reported to Managed Basis	7
Segment & Corporate Results - Managed Basis	8
Capital and Other Selected Balance Sheet Items	9–10
Earnings Per Share and Related Information	11

Business Segment & Corporate Results
Consumer & Community Banking (“CCB”)	12–15
Commercial & Investment Bank (“CIB”)	16–19
Asset & Wealth Management (“AWM”)	20–22
Corporate	23

Credit-Related Information	24-27

Non-GAAP Financial Measures	28
Glossary of Terms and Acronyms (a)

(a)    Refer to the Glossary of Terms and Acronyms on pages 320–327 of JPMorgan Chase & Co.’s (the “Firm’s”) Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”).

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share and ratio data)

	QUARTERLY TRENDS
								1Q26 Change
SELECTED INCOME STATEMENT DATA	1Q26		4Q25		3Q25	2Q25	1Q25	4Q25	1Q25
Reported Basis
Total net revenue	$49,836		$45,798		$46,427	$44,912	$45,310	9%	10%
Total noninterest expense	26,850		23,983		24,281	23,779	23,597	12	14
Pre-provision profit (a)	22,986		21,815		22,146	21,133	21,713	5	6
Provision for credit losses	2,507		4,655	(f)	3,403	2,849	3,305	(46)	(24)
NET INCOME	16,494		13,025		14,393	14,987	14,643	27	13

Managed Basis (b)
Total net revenue	50,536		46,767		47,120	45,680	46,014	8	10
Total noninterest expense	26,850		23,983		24,281	23,779	23,597	12	14
Pre-provision profit (a)	23,686		22,784		22,839	21,901	22,417	4	6
Provision for credit losses	2,507		4,655	(f)	3,403	2,849	3,305	(46)	(24)
NET INCOME	16,494		13,025		14,393	14,987	14,643	27	13

EARNINGS PER SHARE DATA
Net income: Basic	$5.95		$4.64		$5.08	$5.25	$5.08	28	17
Diluted	5.94		4.63		5.07	5.24	5.07	28	17
Average shares: Basic	2,716.2		2,735.3		2,762.4	2,788.7	2,819.4	(1)	(4)
Diluted	2,720.2		2,740.5		2,767.6	2,793.7	2,824.3	(1)	(4)

MARKET AND PER COMMON SHARE DATA
Market capitalization	$788,205		$868,793		$858,683	$797,181	$681,712	(9)	16
Common shares at period-end	2,679.5		2,696.2		2,722.2	2,749.7	2,779.1	(1)	(4)
Book value per share	128.38		126.99		124.96	122.51	119.24	1	8
Tangible book value per share (“TBVPS”) (a)	108.87		107.56		105.70	103.40	100.36	1	8
Cash dividends declared per share	1.50		1.50		1.50	1.40	1.40	—	7

FINANCIAL RATIOS (c)
Return on common equity (“ROE”)	19%		15%		17%	18%	18%
Return on tangible common equity (“ROTCE”) (a)	23		18		20	21	21
Return on assets	1.41		1.14		1.26	1.35	1.40

CAPITAL RATIOS
Common equity Tier 1 (“CET1”) capital ratio - Standardized (d)	14.3%	(e)	14.6%		14.8%	15.1%	15.4%
Tier 1 capital ratio - Standardized (d)	15.2	(e)	15.5		15.8	16.1	16.5
Total capital ratio - Standardized (d)	17.1	(e)	17.4		17.7	17.8	18.2
Tier 1 leverage ratio	6.6	(e)	6.9		6.9	6.9	7.2
Supplementary leverage ratio (“SLR”)	5.6	(e)	5.8		5.8	5.9	6.0

On January 7, 2026, JPMorganChase announced that Chase will become the new issuer of Apple Card. The Firm entered into a forward purchase commitment on December 30, 2025 to acquire the Apple credit card portfolio (the “Apple Card transaction”), with an expected closing date approximately 24 months thereafter. Refer to Notes 4, 13, 27 and 28 of the Firm’s 2025 Form 10-K for additional information.
(a)Pre-provision profit, TBVPS and ROTCE are each non-GAAP financial measures. Tangible common equity (“TCE”) is also a non-GAAP financial measure; refer to page 10 for a reconciliation of common stockholders’ equity to TCE. Refer to page 28 for a further discussion of these measures.
(b)Refer to Reconciliation from Reported to Managed Basis on page 7 for a further discussion of managed basis.
(c)Ratios are based upon annualized amounts.
(d)As of March 31, 2026 and December 31, 2025, the Advanced risk-based ratios were more binding on the Firm than the Standardized risk-based ratios. Refer to page 9 for further information on the Firm’s capital metrics.
(e)Estimated.
(f)Included $2.2 billion associated with the Apple Card transaction. Refer to Note 13 of the Firm’s 2025 Form 10-K for additional information.

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratios, employee data and where otherwise noted)

	QUARTERLY TRENDS
							1Q26 Change
	1Q26		4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$4,900,475		$4,424,900	$4,560,205	$4,552,482	$4,357,856	11%	12%
Loans:
Consumer, excluding credit card loans	391,660		402,258	393,084	394,040	391,138	(3)	—
Credit card loans	239,123		247,797	235,475	232,943	223,384	(4)	7
Wholesale loans	872,737		843,374	806,687	785,009	741,173	3	18
Total loans	1,503,520		1,493,429	1,435,246	1,411,992	1,355,695	1	11

Deposits:
U.S. offices:
Noninterest-bearing	595,424		583,342	589,105	591,177	581,623	2	2
Interest-bearing	1,508,682		1,452,729	1,433,404	1,441,905	1,416,585	4	7
Non-U.S. offices:
Noninterest-bearing	43,775		37,057	34,255	29,976	29,856	18	47
Interest-bearing	527,639		486,192	491,712	499,322	467,813	9	13
Total deposits	2,675,520		2,559,320	2,548,476	2,562,380	2,495,877	5	7

Long-term debt	448,764		435,206	427,203	419,802	407,224	3	10
Common stockholders’ equity	343,993		342,393	340,167	336,879	331,375	—	4
Total stockholders’ equity	364,038		362,438	360,212	356,924	351,420	—	4

Loans-to-deposits ratio	56%		58%	56%	55%	54%

Employees	320,079		318,512	318,153	317,160	318,477	—	1

95% CONFIDENCE LEVEL - TOTAL VaR
Average VaR (a)	$37		$35	$33	$42	$50	6	(26)

Earnings-at-Risk (in billions) (b)
Parallel shift:
+100 bps shift in rates	$1.8	(d)	$2.1	$1.8	$1.8	$2.2	(14)	(17)
-100 bps shift in rates	(2.2)	(d)	(2.4)	(2.2)	(2.0)	(2.2)	10	—

LINE OF BUSINESS (“LOB”) & CORPORATE NET REVENUE (c)
Consumer & Community Banking	$19,568		$19,396	$19,473	$18,847	$18,313	1	7
Commercial & Investment Bank	23,379		19,375	19,878	19,535	19,666	21	19
Asset & Wealth Management	6,374		6,516	6,066	5,760	5,731	(2)	11
Corporate	1,215		1,480	1,703	1,538	2,304	(18)	(47)
TOTAL NET REVENUE	$50,536		$46,767	$47,120	$45,680	$46,014	8	10

LOB & CORPORATE NET INCOME
Consumer & Community Banking	$4,976		$3,642	$5,009	$5,169	$4,425	37	12
Commercial & Investment Bank	9,044		7,268	6,901	6,650	6,942	24	30
Asset & Wealth Management	1,775		1,808	1,658	1,473	1,583	(2)	12
Corporate	699		307	825	1,695	1,693	128	(59)
NET INCOME	$16,494		$13,025	$14,393	$14,987	$14,643	27	13

(a)Effective April 1, 2025, the Firm refined the historical proxy time series inputs to one of its VaR models to more appropriately reflect the risk exposure from certain securitization warehousing loan positions. With this refined time series, the average Total VaR for the three months ended March 31, 2025 would have been lower by $(5) million. Refer to Commercial & Investment Bank VaR on page 19 for further information.
(b)Earnings-at-risk estimates the Firm’s interest rate exposure for a given interest rate scenario. The Firm’s actual net interest income results may differ compared to the instantaneous rate changes modelled in the earnings-at-risk estimates. Refer to pages 140-141 of the Firm’s 2025 Form 10-K for additional information.
(c)Refer to Reconciliation from Reported to Managed Basis on page 7 for a further discussion of managed basis.
(d)Estimated.

JPMORGAN CHASE & CO.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share and ratio data)

	QUARTERLY TRENDS
									1Q26 Change
REVENUE	1Q26	4Q25		3Q25	2Q25		1Q25		4Q25	1Q25
Investment banking fees	$2,858	$2,326		$2,612	$2,499		$2,178		23%	31%
Principal transactions	7,987	5,340		7,109	7,149		7,614		50	5
Lending- and deposit-related fees	2,394	2,364		2,349	2,248		2,132		1	12
Asset management fees	5,515	5,701		5,120	4,806		4,700		(3)	17
Commissions and other fees	2,482	2,108		2,204	2,194		2,033		18	22
Investment securities gains/(losses)	64	(71)		105	(54)		(37)		NM	NM
Mortgage fees and related income	309	357		383	363		278		(13)	11
Card income	1,190	1,020		1,140	1,344		1,216		17	(2)
Other income	1,671	1,658		1,439	1,154		1,923		1	(13)
Noninterest revenue	24,470	20,803		22,461	21,703		22,037		18	11
Interest income	49,191	48,808		49,439	48,241		46,853		1	5
Interest expense	23,825	23,813		25,473	25,032		23,580		—	1
Net interest income	25,366	24,995		23,966	23,209		23,273		1	9
TOTAL NET REVENUE	49,836	45,798		46,427	44,912		45,310		9	10

Provision for credit losses	2,507	4,655	(d)	3,403	2,849		3,305		(46)	(24)

NONINTEREST EXPENSE
Compensation expense	15,339	13,118		13,566	13,710		14,093		17	9
Occupancy expense	1,447	1,475		1,420	1,264		1,302		(2)	11
Technology, communications and equipment expense	3,021	2,908		2,839	2,704		2,578		4	17
Professional and outside services	3,483	3,338		3,173	3,006		2,839		4	23
Marketing	1,604	1,468		1,480	1,279		1,304		9	23
Other expense (a)	1,956	1,676	(e)	1,803	1,816		1,481	(e)	17	32
TOTAL NONINTEREST EXPENSE	26,850	23,983		24,281	23,779		23,597		12	14
Income before income tax expense	20,479	17,160		18,743	18,284		18,408		19	11
Income tax expense	3,985	4,135		4,350	3,297	(f)	3,765		(4)	6
NET INCOME	$16,494	$13,025		$14,393	$14,987		$14,643		27	13

NET INCOME PER COMMON SHARE DATA
Basic earnings per share	$5.95	$4.64		$5.08	$5.25		$5.08		28	17
Diluted earnings per share	5.94	4.63		5.07	5.24		5.07		28	17

FINANCIAL RATIOS
Return on common equity (b)	19%	15%		17%	18%		18%
Return on tangible common equity (b)(c)	23	18		20	21		21
Return on assets (b)	1.41	1.14		1.26	1.35		1.40
Effective income tax rate	19.5	24.1		23.2	18.0	(f)	20.5
Overhead ratio	54	52		52	53		52

(a)Included Firmwide legal expense of $223 million, $60 million, $62 million, $118 million and $121 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(b)Ratios are based upon annualized amounts.
(c)Refer to page 28 for a further discussion of ROTCE.
(d)Refer to footnote (f) on page 2 for additional information.
(e)Included FDIC special assessment accrual releases of $326 million and $323 million for the three months ended December 31, 2025 and March 31, 2025, respectively. Refer to Note 6 on page 221 of the Firm’s 2025 Form 10-K for additional information.
(f)Included a $774 million income tax benefit in Corporate driven by the resolution of certain tax audits and the impact of tax regulations related to foreign currency translation gains and losses finalized in 2024 and effective for 2025.

JPMORGAN CHASE & CO.
CONSOLIDATED BALANCE SHEETS
(in millions)

							Mar 31, 2026
							Change
	Mar 31,	Dec 31,	Sep 30,		Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2026	2025	2025		2025	2025	2025	2025
ASSETS
Cash and due from banks	$22,039	$21,742	$21,821		$23,759	$22,066	1%	—%
Deposits with banks	290,103	321,596	281,615		396,568	403,837	(10)	(28)
Federal funds sold and securities purchased under
resale agreements	482,704	336,426	425,815		470,589	429,506	43	12
Securities borrowed	284,524	286,191	248,368		223,976	238,702	(1)	19
Trading assets:
Debt and equity instruments	997,751	745,096	892,928		829,510	814,664	34	22
Derivative receivables	71,584	57,777	59,849		60,346	60,539	24	18
Available-for-sale (“AFS”) securities	549,037	507,198	490,499	(a)	485,380	399,363	8	37
Held-to-maturity (”HTM”) securities	272,142	270,134	293,446	(a)	260,559	265,084	1	3
Investment securities, net of allowance for credit losses	821,179	777,332	783,945		745,939	664,447	6	24
Loans	1,503,520	1,493,429	1,435,246		1,411,992	1,355,695	1	11
Less: Allowance for loan losses	25,928	25,765	25,735		24,953	25,208	1	3
Loans, net of allowance for loan losses	1,477,592	1,467,664	1,409,511		1,387,039	1,330,487	1	11
Accrued interest and accounts receivable	142,334	111,599	141,876		124,463	117,845	28	21
Premises and equipment	36,771	36,244	35,063		33,562	32,811	1	12
Goodwill, MSRs and other intangible assets	64,289	64,458	64,442		64,465	64,525	—	—
Other assets	209,605	198,775	194,972		192,266	178,427	5	17
TOTAL ASSETS	$4,900,475	$4,424,900	$4,560,205		$4,552,482	$4,357,856	11	12

LIABILITIES
Deposits	$2,675,520	$2,559,320	$2,548,476		$2,562,380	$2,495,877	5	7
Federal funds purchased and securities loaned or sold
under repurchase agreements	716,623	442,396	567,574		595,340	533,046	62	34
Short-term borrowings	68,048	64,776	69,355		65,293	64,980	5	5
Trading liabilities:
Debt and equity instruments	196,546	169,690	195,859		173,292	149,871	16	31
Derivative payables	51,290	46,329	46,403		48,110	37,232	11	38
Accounts payable and other liabilities	352,561	316,794	316,896		303,641	293,538	11	20
Beneficial interests issued by consolidated VIEs	27,085	27,951	28,227		27,700	24,668	(3)	10
Long-term debt	448,764	435,206	427,203		419,802	407,224	3	10
TOTAL LIABILITIES	4,536,437	4,062,462	4,199,993		4,195,558	4,006,436	12	13

STOCKHOLDERS’ EQUITY
Preferred stock	20,045	20,045	20,045		20,045	20,045	—	—
Common stock	4,105	4,105	4,105		4,105	4,105	—	—
Additional paid-in capital	90,087	91,114	90,865		90,576	90,223	(1)	—
Retained earnings	428,206	416,055	407,401		397,424	386,616	3	11
Accumulated other comprehensive loss (“AOCI”)	(6,689)	(4,290)	(5,878)		(7,243)	(9,111)	(56)	27
Treasury stock, at cost	(171,716)	(164,591)	(156,326)		(147,983)	(140,458)	(4)	(22)
TOTAL STOCKHOLDERS’ EQUITY	364,038	362,438	360,212		356,924	351,420	—	4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,900,475	$4,424,900	$4,560,205		$4,552,482	$4,357,856	11	12

(a) During the third quarter of 2025, the Firm transferred $44.1 billion of investment securities from AFS to HTM for asset-liability management purposes.

JPMORGAN CHASE & CO.
CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(in millions, except rates)

	QUARTERLY TRENDS
						1Q26 Change
AVERAGE BALANCES	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
ASSETS
Deposits with banks	$312,890	$335,623	$360,156	$405,213	$446,044	(7)%	(30)%
Federal funds sold and securities purchased under resale agreements	437,916	330,694	424,346	432,714	377,998	32	16
Securities borrowed	286,689	261,877	234,112	234,024	241,003	9	19
Trading assets - debt instruments	682,348	620,465	580,985	562,967	495,143	10	38
Investment securities	802,265	788,922	768,599	727,651	664,970	2	21
Loans	1,486,145	1,461,079	1,417,466	1,380,726	1,339,391	2	11
All other interest-earning assets (a)	127,484	125,164	110,100	102,687	103,835	2	23
Total interest-earning assets	4,135,737	3,923,824	3,895,764	3,845,982	3,668,384	5	13
Trading assets - equity and other instruments	241,307	241,351	264,681	239,996	225,468	—	7
Trading assets - derivative receivables	68,328	57,543	61,842	57,601	59,099	19	16
All other noninterest-earning assets	313,365	306,700	297,658	294,039	282,363	2	11
TOTAL ASSETS	$4,758,737	$4,529,418	$4,519,945	$4,437,618	$4,235,314	5	12
LIABILITIES
Interest-bearing deposits	$1,991,590	$1,949,049	$1,913,958	$1,902,337	$1,842,888	2	8
Federal funds purchased and securities loaned or
sold under repurchase agreements	657,816	517,849	567,920	558,043	465,203	27	41
Short-term borrowings	55,469	56,265	53,755	55,059	49,291	(1)	13
Trading liabilities - debt and all other interest-bearing liabilities (b)	324,559	306,567	314,591	300,126	288,140	6	13
Beneficial interests issued by consolidated VIEs	27,519	27,327	28,884	26,185	25,775	1	7
Long-term debt	367,478	359,910	350,368	348,372	344,945	2	7
Total interest-bearing liabilities	3,424,431	3,216,967	3,229,476	3,190,122	3,016,242	6	14
Noninterest-bearing deposits	611,294	615,559	610,601	602,777	587,417	(1)	4
Trading liabilities - equity and other instruments	57,021	52,059	48,628	44,159	37,671	10	51
Trading liabilities - derivative payables	55,309	47,591	47,926	40,865	41,087	16	35
All other noninterest-bearing liabilities	249,587	236,876	226,934	209,853	208,539	5	20
TOTAL LIABILITIES	4,397,642	4,169,052	4,163,565	4,087,776	3,890,956	5	13
Preferred stock	20,045	20,045	20,045	20,045	20,013	—	—
Common stockholders’ equity	341,050	340,321	336,335	329,797	324,345	—	5
TOTAL STOCKHOLDERS’ EQUITY	361,095	360,366	356,380	349,842	344,358	—	5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,758,737	$4,529,418	$4,519,945	$4,437,618	$4,235,314	5	12

AVERAGE RATES (c)
INTEREST-EARNING ASSETS
Deposits with banks	3.00%	3.10%	3.25%	3.36%	3.76%
Federal funds sold and securities purchased under resale agreements	3.88	4.06	4.24	4.24	4.52
Securities borrowed	3.35	3.55	3.67	3.79	3.88
Trading assets - debt instruments	4.30	4.33	4.30	4.50	4.56
Investment securities	3.69	3.74	3.86	3.85	3.84
Loans	6.57	6.63	6.74	6.71	6.80
All other interest-earning assets (a)(d)	5.79	6.24	7.43	6.87	7.63
Total interest-earning assets	4.83	4.95	5.05	5.04	5.19

INTEREST-BEARING LIABILITIES
Interest-bearing deposits	2.09	2.24	2.41	2.40	2.44
Federal funds purchased and securities loaned or
sold under repurchase agreements	3.79	3.99	4.22	4.29	4.52
Short-term borrowings	3.85	4.01	4.35	4.42	4.40
Trading liabilities - debt and all other interest-bearing liabilities (b)	2.83	2.95	2.92	3.04	2.94
Beneficial interests issued by consolidated VIEs	3.92	4.23	4.58	4.55	4.66
Long-term debt	4.79	4.92	5.16	5.16	5.16
Total interest-bearing liabilities	2.82	2.94	3.13	3.15	3.17

INTEREST RATE SPREAD	2.01	2.01	1.92	1.89	2.02
NET YIELD ON INTEREST-EARNING ASSETS	2.50	2.54	2.45	2.43	2.58
Memo: Net yield on interest-earning assets excluding Markets (e)	3.72	3.76	3.73	3.71	3.80
(a) Includes brokerage-related held-for-investment customer receivables, which are classified in accrued interest and accounts receivable, and all other interest-earning assets, which are classified in other assets, on the Consolidated Balance Sheets.
(b)    All other interest-bearing liabilities include brokerage-related customer payables.
(c)    Includes the effect of derivatives that qualify for hedge accounting. Taxable-equivalent amounts are used where applicable. Refer to Note 5 of the Firm’s 2025 Form 10-K for additional information on hedge accounting.
(d) The rates reflect the impact of interest earned on cash collateral where the cash collateral has been netted against certain derivative payables.
(e)    Net yield on interest-earning assets excluding Markets is a non-GAAP financial measure. Refer to page 28 for a further discussion of this measure.

JPMORGAN CHASE & CO.
RECONCILIATION FROM REPORTED TO MANAGED BASIS
(in millions, except ratios)

The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year-to-year and enables a comparison of the Firm’s performance with other companies’ U.S. GAAP financial statements. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the LOBs on a managed basis. Refer to the notes on Non-GAAP Financial Measures on page 28 for additional information on managed basis.

The following summary table provides a reconciliation from reported U.S. GAAP results to managed basis.

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
OTHER INCOME
Other income - reported	$1,671	$1,658	$1,439	$1,154	$1,923	1%	(13)%
Fully taxable-equivalent adjustments (a)	587	856	588	663	602	(31)	(2)
Other income - managed	$2,258	$2,514	$2,027	$1,817	$2,525	(10)	(11)

TOTAL NONINTEREST REVENUE
Total noninterest revenue - reported	$24,470	$20,803	$22,461	$21,703	$22,037	18	11
Fully taxable-equivalent adjustments	587	856	588	663	602	(31)	(2)
Total noninterest revenue - managed	$25,057	$21,659	$23,049	$22,366	$22,639	16	11

NET INTEREST INCOME
Net interest income - reported	$25,366	$24,995	$23,966	$23,209	$23,273	1	9
Fully taxable-equivalent adjustments (a)	113	113	105	105	102	—	11
Net interest income - managed	$25,479	$25,108	$24,071	$23,314	$23,375	1	9

TOTAL NET REVENUE
Total net revenue - reported	$49,836	$45,798	$46,427	$44,912	$45,310	9	10
Fully taxable-equivalent adjustments	700	969	693	768	704	(28)	(1)
Total net revenue - managed	$50,536	$46,767	$47,120	$45,680	$46,014	8	10

PRE-PROVISION PROFIT
Pre-provision profit - reported	$22,986	$21,815	$22,146	$21,133	$21,713	5	6
Fully taxable-equivalent adjustments	700	969	693	768	704	(28)	(1)
Pre-provision profit - managed	$23,686	$22,784	$22,839	$21,901	$22,417	4	6

INCOME BEFORE INCOME TAX EXPENSE
Income before income tax expense - reported	$20,479	$17,160	$18,743	$18,284	$18,408	19	11
Fully taxable-equivalent adjustments	700	969	693	768	704	(28)	(1)
Income before income tax expense - managed	$21,179	$18,129	$19,436	$19,052	$19,112	17	11

INCOME TAX EXPENSE
Income tax expense - reported	$3,985	$4,135	$4,350	$3,297	$3,765	(4)	6
Fully taxable-equivalent adjustments	700	969	693	768	704	(28)	(1)
Income tax expense - managed	$4,685	$5,104	$5,043	$4,065	$4,469	(8)	5

OVERHEAD RATIO
Overhead ratio - reported	54%	52%	52%	53%	52%
Overhead ratio - managed	53	51	52	52	51

(a)For other income, recognized in CIB, and for net interest income, predominantly recognized in CIB and Corporate.

JPMORGAN CHASE & CO.
SEGMENT & CORPORATE RESULTS - MANAGED BASIS
(in millions)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
TOTAL NET REVENUE (fully taxable-equivalent (“FTE”))
Consumer & Community Banking	$19,568	$19,396	$19,473	$18,847	$18,313	1%	7%
Commercial & Investment Bank	23,379	19,375	19,878	19,535	19,666	21	19
Asset & Wealth Management	6,374	6,516	6,066	5,760	5,731	(2)	11
Corporate	1,215	1,480	1,703	1,538	2,304	(18)	(47)
TOTAL NET REVENUE	$50,536	$46,767	$47,120	$45,680	$46,014	8	10

TOTAL NONINTEREST EXPENSE
Consumer & Community Banking	$10,979	$10,256	$10,296	$9,858	$9,857	7	11
Commercial & Investment Bank	11,136	9,011	9,722	9,641	9,842	24	13
Asset & Wealth Management	4,167	4,068	3,818	3,733	3,713	2	12
Corporate	568	648	445	547	185	(12)	207
TOTAL NONINTEREST EXPENSE	$26,850	$23,983	$24,281	$23,779	$23,597	12	14

PRE-PROVISION PROFIT
Consumer & Community Banking	$8,589	$9,140	$9,177	$8,989	$8,456	(6)	2
Commercial & Investment Bank	12,243	10,364	10,156	9,894	9,824	18	25
Asset & Wealth Management	2,207	2,448	2,248	2,027	2,018	(10)	9
Corporate	647	832	1,258	991	2,119	(22)	(69)
PRE-PROVISION PROFIT	$23,686	$22,784	$22,839	$21,901	$22,417	4	6

PROVISION FOR CREDIT LOSSES
Consumer & Community Banking	$2,050	$4,244	$2,538	$2,082	$2,629	(52)	(22)
Commercial & Investment Bank	482	405	809	696	705	19	(32)
Asset & Wealth Management	(24)	2	59	46	(10)	NM	(140)
Corporate	(1)	4	(3)	25	(19)	NM	95
PROVISION FOR CREDIT LOSSES	$2,507	$4,655	$3,403	$2,849	$3,305	(46)	(24)

NET INCOME
Consumer & Community Banking	$4,976	$3,642	$5,009	$5,169	$4,425	37	12
Commercial & Investment Bank	9,044	7,268	6,901	6,650	6,942	24	30
Asset & Wealth Management	1,775	1,808	1,658	1,473	1,583	(2)	12
Corporate	699	307	825	1,695	1,693	128	(59)
TOTAL NET INCOME	$16,494	$13,025	$14,393	$14,987	$14,643	27	13

JPMORGAN CHASE & CO.
CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS
(in millions, except ratio data)

							Mar 31, 2026
							Change
	Mar 31,		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2026		2025	2025	2025	2025	2025	2025
CAPITAL
Risk-based capital metrics
Standardized
CET1 capital	$291,090	(b)	$288,469	$287,297	$283,854	$279,791	1%	4%
Tier 1 capital	310,253	(b)	307,630	306,599	303,189	299,132	1	4
Total capital	349,894	(b)	343,843	343,215	335,307	330,533	2	6
Risk-weighted assets	2,041,683	(b)	1,981,692	1,935,868	1,882,718	1,815,045	3	12
CET1 capital ratio	14.3%	(b)	14.6%	14.8%	15.1%	15.4%
Tier 1 capital ratio	15.2	(b)	15.5	15.8	16.1	16.5
Total capital ratio	17.1	(b)	17.4	17.7	17.8	18.2

Advanced
CET1 capital	$291,090	(b)	$288,469	$287,297	$283,854	$279,791	1	4
Tier 1 capital	310,253	(b)	307,630	306,599	303,189	299,132	1	4
Total capital	334,305	(b)	328,962	328,356	320,809	316,529	2	6
Risk-weighted assets	2,063,578	(b)(c)	2,045,249	1,932,404	1,873,142	1,799,055	1	15
CET1 capital ratio	14.1%	(b)	14.1%	14.9%	15.2%	15.6%
Tier 1 capital ratio	15.0	(b)	15.0	15.9	16.2	16.6
Total capital ratio	16.2	(b)	16.1	17.0	17.1	17.6

Leverage-based capital metrics
Adjusted average assets (a)	$4,702,917	(b)	$4,472,394	$4,464,441	$4,382,220	$4,180,147	5	13
Tier 1 leverage ratio	6.6%	(b)	6.9%	6.9%	6.9%	7.2%

Total leverage exposure	$5,576,092	(b)	$5,302,001	$5,272,950	$5,161,360	$4,953,480	5	13
SLR	5.6%	(b)	5.8%	5.8%	5.9%	6.0%

Total Loss-Absorbing Capacity (“TLAC”)
Eligible external TLAC	$572,078	(b)	$563,743	$567,557	$559,897	$558,303	1	2

MEMO: CET1 CAPITAL ROLLFORWARD
Standardized/Advanced CET1 capital, beginning balance	$288,469		$287,297	$283,854	$279,791	$275,513	—	5
Net income applicable to common equity	16,218		12,745	14,111	14,705	14,388	27	13
Dividends declared on common stock	(4,067)		(4,091)	(4,134)	(3,897)	(3,938)	1	(3)
Net purchase of treasury stock	(7,125)		(8,265)	(8,343)	(7,525)	(6,440)	14	(11)
Changes in additional paid-in capital	(1,027)		249	289	353	(688)	NM	(49)
Changes related to AOCI applicable to capital:
Unrealized gains/(losses) on investment securities	(2,401)		1,295	1,509	(188)	953	NM	NM
Translation adjustments, net of hedges	(167)		(6)	(12)	868	489	NM	NM
Fair value hedges	41		7	37	(8)	28	486	46
Defined benefit pension and other postretirement employee benefit plans	4		619	4	(28)	(16)	(99)	NM
Changes related to other CET1 capital adjustments	1,145	(b)	(1,381)	(18)	(217)	(498)	NM	NM
Change in Standardized/Advanced CET1 capital	2,621	(b)	1,172	3,443	4,063	4,278	124	(39)
Standardized/Advanced CET1 capital, ending balance	$291,090	(b)	$288,469	$287,297	$283,854	$279,791	1	4

(a)Adjusted average assets, for purposes of calculating the leverage ratios, includes quarterly average assets adjusted for on-balance sheet assets that are subject to deduction from Tier 1 capital, predominantly goodwill (inclusive of estimated equity method goodwill) and other intangible assets.
(b)Estimated.
(c)As of March 31, 2026, reflects the updated impact to the amount of risk-weighted assets (“RWA”) resulting from the completion of the necessary modeling steps for the Apple Card transaction of approximately $30 billion, as compared to the impact of approximately $110 billion as of December 31, 2025. Refer to Capital Risk Management on pages 89-99 of the Firm’s 2025 Form 10-K for additional information.

JPMORGAN CHASE & CO.
CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS, CONTINUED
(in millions, except ratio data)

						Mar 31, 2026
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2026	2025	2025	2025	2025	2025	2025
TANGIBLE COMMON EQUITY (period-end) (a)
Common stockholders’ equity	$343,993	$342,393	$340,167	$336,879	$331,375	—%	4%
Less: Goodwill	52,706	52,731	52,717	52,747	52,621	—	—
Less: Other intangible assets	2,490	2,560	2,615	2,722	2,777	(3)	(10)
Add: Certain deferred tax liabilities (b)	2,911	2,916	2,906	2,923	2,928	—	(1)
Total tangible common equity	$291,708	$290,018	$287,741	$284,333	$278,905	1	5

TANGIBLE COMMON EQUITY (average) (a)
Common stockholders’ equity	$341,050	$340,321	$336,335	$329,797	$324,345	—	5
Less: Goodwill	52,737	52,703	52,731	52,692	52,581	—	—
Less: Other intangible assets	2,518	2,574	2,678	2,741	2,830	(2)	(11)
Add: Certain deferred tax liabilities (b)	2,915	2,903	2,917	2,926	2,938	—	(1)
Total tangible common equity	$288,710	$287,947	$283,843	$277,290	$271,872	—	6

INTANGIBLE ASSETS (period-end)
Goodwill	$52,706	$52,731	$52,717	$52,747	$52,621	—	—
Mortgage servicing rights	9,093	9,167	9,110	8,996	9,127	(1)	—
Other intangible assets	2,490	2,560	2,615	2,722	2,777	(3)	(10)
Total intangible assets	$64,289	$64,458	$64,442	$64,465	$64,525	—	—

(a)Refer to page 28 for further discussion of TCE.
(b)Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

JPMORGAN CHASE & CO.
EARNINGS PER SHARE AND RELATED INFORMATION
(in millions, except per share and ratio data)

	QUARTERLY TRENDS
							1Q26 Change
	1Q26	4Q25	3Q25		2Q25	1Q25	4Q25	1Q25
EARNINGS PER SHARE
Basic earnings per share
Net income	$16,494	$13,025	$14,393		$14,987	$14,643	27%	13%
Less: Preferred stock dividends	276	280	282		282	255	(1)	8
Net income applicable to common equity	16,218	12,745	14,111		14,705	14,388	27	13
Less: Dividends and undistributed earnings allocated to
participating securities	70	56	68		75	71	25	(1)
Net income applicable to common stockholders	$16,148	$12,689	$14,043		$14,630	$14,317	27	13

Total weighted-average basic shares outstanding	2,716.2	2,735.3	2,762.4		2,788.7	2,819.4	(1)	(4)
Net income per share	$5.95	$4.64	$5.08		$5.25	$5.08	28	17

Diluted earnings per share
Net income applicable to common stockholders	$16,148	$12,689	$14,043		$14,630	$14,317	27	13
Total weighted-average basic shares outstanding	2,716.2	2,735.3	2,762.4		2,788.7	2,819.4	(1)	(4)
Add: Dilutive impact of unvested performance share units (“PSUs”), nondividend-earning restricted stock units (“RSUs”) and stock appreciation rights (“SARs”)	4.0	5.2	5.2		5.0	4.9	(23)	(18)
Total weighted-average diluted shares outstanding	2,720.2	2,740.5	2,767.6		2,793.7	2,824.3	(1)	(4)
Net income per share	$5.94	$4.63	$5.07		$5.24	$5.07	28	17

COMMON DIVIDENDS
Cash dividends declared per share	$1.50	$1.50	$1.50	(c)	$1.40	$1.40	—	7
Dividend payout ratio	25%	32%	29%		27%	27%

COMMON SHARE REPURCHASE PROGRAM (a)
Total shares of common stock repurchased	27.5	26.7	28.0		29.8	30.0	3	(8)
Average price paid per share of common stock	$302.75	$309.81	$297.10		$251.67	$252.50	(2)	20
Aggregate repurchases of common stock	8,328	8,262	8,315		7,500	7,563	1	10

EMPLOYEE ISSUANCE
Shares issued from treasury stock related to employee
stock-based compensation awards and employee stock
purchase plans	10.8	0.7	0.4		0.4	11.5	NM	(6)
Net impact of employee issuances on stockholders’ equity (b)	$221	$322	$339		$419	$476	(31)	(54)

(a)The Firm’s Board of Directors has authorized a common share repurchase program of up to $50 billion, effective July 1, 2025, which replaced the previous program that commenced in the third quarter of 2024 and authorized repurchases of up to $30 billion.
(b)The net impact of employee issuances on stockholders’ equity is driven by the cost of equity compensation awards that is recognized over the applicable vesting periods. The cost is partially offset by tax impacts related to the distribution of shares.
(c)On September 16, 2025, the Board of Directors declared quarterly common stock dividends of $1.50 per share.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS
							1Q26 Change
	1Q26	4Q25		3Q25	2Q25	1Q25	4Q25	1Q25
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$947	$973		$969	$888	$839	(3)%	13%
Asset management fees	1,303	1,277		1,189	1,110	1,093	2	19
Mortgage fees and related income	303	344		372	347	263	(12)	15
Card income	592	376		514	687	653	57	(9)
All other income (a)	1,685	1,585		1,573	1,420	1,323	6	27
Noninterest revenue	4,830	4,555		4,617	4,452	4,171	6	16
Net interest income	14,738	14,841		14,856	14,395	14,142	(1)	4
TOTAL NET REVENUE	19,568	19,396		19,473	18,847	18,313	1	7

Provision for credit losses	2,050	4,244	(e)	2,538	2,082	2,629	(52)	(22)

NONINTEREST EXPENSE
Compensation expense (b)	4,622	4,392		4,357	4,260	4,375	5	6
Noncompensation expense (b)(c)	6,357	5,864		5,939	5,598	5,482	8	16
TOTAL NONINTEREST EXPENSE	10,979	10,256		10,296	9,858	9,857	7	11

Income before income tax expense	6,539	4,896		6,639	6,907	5,827	34	12
Income tax expense	1,563	1,254		1,630	1,738	1,402	25	11
NET INCOME	$4,976	$3,642		$5,009	$5,169	$4,425	37	12

REVENUE BY BUSINESS
Banking & Wealth Management	$10,577	$10,870		$11,040	$10,698	$10,254	(3)	3
Home Lending	1,232	1,249		1,260	1,250	1,207	(1)	2
Card Services & Auto	7,759	7,277		7,173	6,899	6,852	7	13

MORTGAGE FEES AND RELATED INCOME DETAILS
Production revenue	178	188		173	151	110	(5)	62
Net mortgage servicing revenue (d)	125	156		199	196	153	(20)	(18)
Mortgage fees and related income	$303	$344		$372	$347	$263	(12)	15

FINANCIAL RATIOS
ROE	32%	25%		35%	36%	31%
Overhead ratio	56	53		53	52	54

(a)Primarily includes operating lease income and commissions and other fees. Operating lease income was $1.2 billion, $1.1 billion, $987 million, $896 million and $824 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(b)In the first quarter of 2026, Risk functions that were previously aligned with the LOBs were centralized into Corporate. As a result, the employees and compensation expense related to those functions are now reflected in Corporate, and a corresponding expense allocation from Corporate is reflected in noncompensation expense of the respective LOBs. These adjustments had no impact on total noninterest expense of the LOBs or Corporate. Prior periods have been revised to conform with the current presentation.
(c)Included depreciation expense on leased assets of $756 million, $670 million, $649 million, $577 million and $499 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(d)Included MSR risk management results of $(15) million, $7 million, $55 million, $47 million and $9 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(e)Refer to footnote (f) on page 2 for additional information.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except employee data)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$656,051	$664,669	$652,275	$652,379	$636,105	(1)%	3%

Loans:
Banking & Wealth Management	32,992	33,005	33,259	33,749	33,098	—	—
Home Lending (a)	238,571	240,724	240,633	241,618	241,427	(1)	(1)
Card Services	239,065	247,753	235,491	233,051	223,517	(4)	7
Auto	70,958	70,585	71,095	72,182	72,116	1	(2)
Total loans	581,586	592,067	580,478	580,600	570,158	(2)	2

Deposits	1,112,078	1,072,792	1,058,388	1,063,137	1,080,138	4	3
Equity	61,500	56,000	56,000	56,000	56,000	10	10

SELECTED BALANCE SHEET DATA (average)
Total assets	$655,977	$654,851	$650,277	$642,284	$639,664	—	3

Loans:
Banking & Wealth Management	33,038	32,916	33,351	33,536	33,160	—	—
Home Lending (b)	240,429	241,701	241,772	242,665	244,282	(1)	(2)
Card Services	239,153	239,335	234,412	228,446	224,493	—	7
Auto	70,208	70,693	70,895	71,410	72,462	(1)	(3)
Total loans	582,828	584,645	580,430	576,057	574,397	—	1

Deposits	1,075,951	1,056,819	1,058,025	1,060,363	1,053,677	2	2
Equity	61,500	56,000	56,000	56,000	56,000	10	10

Employees (c)	143,869	142,586	142,600	143,198	143,778	1	—

(a)At March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, Home Lending loans held-for-sale and loans at fair value were $11.3 billion, $11.0 billion, $9.4 billion, $8.9 billion and $6.4 billion, respectively.
(b)Average Home Lending loans held-for sale and loans at fair value were $11.8 billion, $11.2 billion, $10.1 billion, $8.9 billion and $7.5 billion for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(c)Refer to footnote (b) on page 12 for further information on the centralization of Risk functions.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
CREDIT DATA AND QUALITY STATISTICS
Nonaccrual loans (a)	$3,493	$3,484	$3,596	$3,891	$3,266	—%	7%

Net charge-offs/(recoveries)
Banking & Wealth Management	85	72	85	102	97	18	(12)
Home Lending	(15)	(12)	(63)	(21)	(26)	(25)	42
Card Services	2,044	1,897	1,860	1,938	1,983	8	3
Auto	81	87	81	67	100	(7)	(19)
Total net charge-offs/(recoveries)	$2,195	$2,044	$1,963	$2,086	$2,154	7	2
Net charge-off/(recovery) rate
Banking & Wealth Management	1.04%	0.87%	1.01%	1.22%	1.19%
Home Lending	(0.03)	(0.02)	(0.11)	(0.04)	(0.04)
Card Services	3.47	3.14	3.15	3.40	3.58
Auto	0.47	0.49	0.46	0.38	0.56
Total net charge-off/(recovery) rate	1.56	1.41	1.37	1.48	1.54

30+ day delinquency rate
Home Lending (b)	0.88%	0.86%	0.89%	0.93%	1.04%
Card Services	2.17	2.16	2.14	2.06	2.21
Auto	1.09	1.33 (d)	1.17	1.12	1.20

90+ day delinquency rate - Card Services	1.15	1.10	1.07	1.07	1.16

Allowance for credit losses:
Allowance for loan losses
Banking & Wealth Management	$765	$765	$765	$790	$794	—	(4)
Home Lending	507	647	647	547	557	(22)	(9)
Card Services	15,563	15,558	15,558	15,008	15,008	—	4
Auto	587	587	587	637	637	—	(8)
Total allowance for loan losses	17,422	17,557	17,557	16,982	16,996	(1)	3
Allowance for lending-related commitments (c)	2,280	2,290	90	90	81	—	NM
Total allowance for credit losses	$19,702	$19,847	$17,647	$17,072	$17,077	(1)	15

(a)Excludes mortgage loans past due and insured by U.S. government agencies, which are primarily 90 or more days past due. These loans have been excluded based upon the government guarantee. At March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, mortgage loans 90 or more days past due and insured by U.S. government agencies were $68 million, $70 million, $65 million, $68 million and $81 million, respectively. In addition, the Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance.
(b)At March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, excluded mortgage loans 30 or more days past due and insured by U.S. government agencies of $92 million, $102 million, $95 million, $99 million and $114 million, respectively. These amounts have been excluded based upon the government guarantee.
(c)As of December 31, 2025, includes the impact of the Apple Card transaction. Refer to footnote (f) on page 2 for additional information.
(d)Prior-period rate has been revised to conform with the presentation in the Firm’s 2025 Form 10-K.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
BUSINESS METRICS
Number of:
Branches	5,095	5,083	5,018	4,994	4,972	—%	2%
Active digital customers (in thousands) (a)	76,246	74,646	74,041	73,014	72,480	2	5
Active mobile customers (in thousands) (b)	62,960	61,736	60,924	59,898	59,036	2	7

Debit and credit card sales volume (in billions)	$487.6	$512.5	$492.3	$487.2	$448.7	(5)	9
Total payments transaction volume (in trillions) (c)	1.8	1.8	1.8	1.8	1.6	—	13

Banking & Wealth Management
Average deposits	$1,059,463	$1,039,621	$1,040,402	$1,044,158	$1,038,964	2	2
Deposit margin	2.63%	2.72%	2.79%	2.76%	2.69%
Business Banking average loans	$18,578	$18,747	$18,922	$19,217	$19,474	(1)	(5)
Business Banking origination volume	733	691	824	893	815	6	(10)
Client investment assets (d)	1,272,180	1,269,883	1,232,390	1,155,017	1,079,833	—	18
Number of client advisors	6,243	6,049	6,025	5,948	5,860	3	7

Home Lending (in billions)
Mortgage origination volume by channel
Retail	$8.7	$10.4	$8.4	$8.7	$5.5	(16)	58
Correspondent	5.0	5.6	5.5	4.8	3.9	(11)	28
Total mortgage origination volume (e)	$13.7	$16.0	$13.9	$13.5	$9.4	(14)	46
Third-party mortgage loans serviced (period-end)	656.4	661.9	663.6	653.3	661.6	(1)	(1)
MSR carrying value (period-end)	9.1	9.1	9.1	9.0	9.1	—	—

Card Services
Sales volume, excluding commercial card (in billions)	$337.6	$359.7	$344.4	$340.0	$310.6	(6)	9
Net revenue rate	10.78%	9.86%	10.03%	10.06%	10.38%
Net yield on average loans	10.85	10.40	10.28	10.04	10.31

Auto
Loan and lease origination volume (in billions)	$10.4	$10.8	$12.0	$11.3	$10.7	(4)	(3)
Average auto operating lease assets	20,398	18,893	16,986	15,218	13,641	8	50

(a)Users of all web and/or mobile platforms who have logged in within the past 90 days.
(b)Users of all mobile platforms who have logged in within the past 90 days.
(c)Total payments transaction volume includes debit and credit card sales volume and gross outflows of ACH, ATM, teller, wires, BillPay, PayChase, Zelle, person-to-person and checks.
(d)Includes assets invested in managed accounts and J.P. Morgan mutual funds where AWM is the investment manager. Refer to AWM segment results on pages 20-22 for additional information.
(e)Firmwide mortgage origination volume was $16.6 billion, $19.0 billion, $16.9 billion, $16.3 billion and $11.2 billion for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.

JPMORGAN CHASE & CO.
COMMERCIAL & INVESTMENT BANK
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
INCOME STATEMENT
REVENUE
Investment banking fees	$2,883	$2,347	$2,627	$2,513	$2,248	23%	28%
Principal transactions	7,897	5,419	7,090	7,109	7,608	46	4
Lending- and deposit-related fees	1,394	1,336	1,315	1,296	1,230	4	13
Commissions and other fees	1,714	1,562	1,493	1,493	1,437	10	19
Card income	585	627	613	645	551	(7)	6
All other income	917	1,063	660	736	748	(14)	23
Noninterest revenue	15,390	12,354	13,798	13,792	13,822	25	11
Net interest income	7,989	7,021	6,080	5,743	5,844	14	37
TOTAL NET REVENUE (a)	23,379	19,375	19,878	19,535	19,666	21	19

Provision for credit losses	482	405	809	696	705	19	(32)

NONINTEREST EXPENSE
Compensation expense (b)	5,740	3,940	4,662	4,815	5,127	46	12
Noncompensation expense (b)	5,396	5,071	5,060	4,826	4,715	6	14
TOTAL NONINTEREST EXPENSE	11,136	9,011	9,722	9,641	9,842	24	13

Income before income tax expense	11,761	9,959	9,347	9,198	9,119	18	29
Income tax expense	2,717	2,691	2,446	2,548	2,177	1	25
NET INCOME	$9,044	$7,268	$6,901	$6,650	$6,942	24	30

FINANCIAL RATIOS
ROE	21%	19%	18%	17%	18%
Overhead ratio	48	47	49	49	50
Compensation expense as percentage of total net revenue (b)	25	20	23	25	26

REVENUE BY BUSINESS
Investment Banking	$3,136	$2,552	$2,694	$2,684	$2,268	23	38
Payments	5,123	5,114	4,917	4,735	4,565	—	12
Lending	2,166	1,985	1,872	1,829	1,915	9	13
Other	—	—	—	—	6	—	NM
Total Banking & Payments	10,425	9,651	9,483	9,248	8,754	8	19
Fixed Income Markets	7,078	5,380	5,613	5,690	5,849	32	21
Equity Markets	4,481	2,859	3,331	3,246	3,814	57	17
Securities Services	1,499	1,489	1,423	1,418	1,269	1	18
Credit Adjustments & Other (c)	(104)	(4)	28	(67)	(20)	NM	(420)
Total Markets & Securities Services	12,954	9,724	10,395	10,287	10,912	33	19
TOTAL NET REVENUE	$23,379	$19,375	$19,878	$19,535	$19,666	21	19

Banking & Payments revenue by client coverage segment (d)
Global Corporate Banking & Global Investment Banking (e)	$7,265	$6,493	$6,544	$6,319	$5,929	12%	23%
Commercial Banking	3,160	3,158	2,939	2,929	2,825	—	12
Commercial & Specialized Industries	2,280	2,245	2,038	2,067	1,956	2	17
Commercial Real Estate Banking	880	913	901	862	869	(4)	1
Total Banking & Payments revenue	$10,425	$9,651	$9,483	$9,248	$8,754	8	19

(a)Included taxable-equivalent adjustments primarily from income tax credits from investments in alternative energy, affordable housing and new markets, income from tax-exempt securities and loans, and the related amortization and other tax benefits of the investments in alternative energy and affordable housing of $646 million, $920 million, $644 million, $722 million and $658 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(b)In the first quarter of 2026, Risk functions that were previously aligned with the LOBs were centralized into Corporate. As a result, the employees and compensation expense related to those functions are now reflected in Corporate, and a corresponding expense allocation from Corporate is reflected in noncompensation expense of the respective LOBs. These adjustments had no impact on total noninterest expense of the LOBs or Corporate. Prior periods have been revised to conform with the current presentation.
(c)Consists primarily of centrally managed credit valuation adjustments (“CVA”), funding valuation adjustments (“FVA”) on derivatives, other valuation adjustments, and certain components of fair value option elected liabilities, which are primarily reported in principal transactions revenue. Results are presented net of associated hedging activities and net of CVA and FVA amounts allocated to Fixed Income Markets and Equity Markets.
(d)Refer to page 70 of the Firm’s 2025 Form 10-K for a description of each of the client coverage segments.
(e)In the second quarter of 2025, amounts were reclassified from Other to Global Corporate Banking & Global Investment Banking reflecting the subsequent alignment of certain business activities after the Firm’s Business Segment reorganization in the second quarter of 2024. Prior-period amounts have been revised to conform with the current presentation.

JPMORGAN CHASE & CO.
COMMERCIAL & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and employee data)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$2,626,846	$2,142,534	$2,328,000	$2,260,825	$2,174,123	23%	21%
Loans:
Loans retained	576,917	558,528	538,016	526,174	497,657	3	16
Loans held-for-sale and loans at fair value (a)	67,022	73,508	56,057	57,659	48,201	(9)	39
Total loans	643,939	632,036	594,073	583,833	545,858	2	18

Equity	166,500	149,500	149,500	149,500	149,500	11	11

Banking & Payments loans by client coverage segment (period-end) (b)
Global Corporate Banking & Global Investment Banking (c)	$158,989	$146,079	$132,560	$133,017	$121,776	9	31
Commercial Banking	224,253	222,139	222,464	222,044	219,220	1	2
Commercial & Specialized Industries	77,425	75,865	76,010	75,859	74,334	2	4
Commercial Real Estate Banking	146,828	146,274	146,454	146,185	144,886	—	1
Total Banking & Payments loans	383,242	368,218	355,024	355,061	340,996	4	12

SELECTED BALANCE SHEET DATA (average)
Total assets	$2,497,393	$2,260,671	$2,266,445	$2,205,619	$2,045,105	10	22
Trading assets - debt and equity instruments	874,262	815,438	796,017	758,113	685,039	7	28
Trading assets - derivative receivables	67,591	56,598	61,132	56,815	58,987	19	15
Loans:
Loans retained	558,751	546,219	528,135	511,562	482,304	2	16
Loans held-for-sale and loans at fair value (a)	73,588	66,415	55,545	50,287	46,422	11	59
Total loans	632,339	612,634	583,680	561,849	528,726	3	20

Deposits	1,234,295	1,226,155	1,194,410	1,170,063	1,106,158	1	12
Equity	166,500	149,500	149,500	149,500	149,500	11	11

Banking & Payments loans by client coverage segment (average) (b)
Global Corporate Banking & Global Investment Banking (c)	$151,120	$138,491	$132,101	$125,554	$121,387	9	24
Commercial Banking	222,897	222,216	221,534	219,886	218,560	—	2
Commercial & Specialized Industries	76,610	75,620	75,270	74,384	73,629	1	4
Commercial Real Estate Banking	146,287	146,596	146,264	145,502	144,931	—	1
Total Banking & Payments loans	374,017	360,707	353,635	345,440	339,947	4	10

Employees (d)	91,493	91,355	90,895	89,882	89,415	—	2

(a)Loans held-for-sale and loans at fair value primarily reflect lending-related positions originated and purchased in Markets, including loans held for securitization.
(b)Refer to page 70 of the Firm’s 2025 Form 10-K for a description of each of the client coverage segments.
(c)In the second quarter of 2025, amounts were reclassified from Other to Global Corporate Banking & Global Investment Banking reflecting the subsequent alignment of certain business activities after the Firm’s Business Segment reorganization in the second quarter of 2024. Prior-period amounts have been revised to conform with the current presentation.
(d)Refer to footnote (b) on page 16 for further information on the centralization of Risk functions.

JPMORGAN CHASE & CO.
COMMERCIAL & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and employee data)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$120	$440	$567	$325	$177	(73)%	(32)%

Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (a)	3,855	3,641	4,033	3,678	3,413	6	13
Nonaccrual loans held-for-sale and loans at fair value (b)	1,192	1,518	1,338	1,207	1,255	(21)	(5)
Total nonaccrual loans	5,047	5,159	5,371	4,885	4,668	(2)	8

Derivative receivables	174	204	224	349	169	(15)	3
Assets acquired in loan satisfactions	176	192	197	208	211	(8)	(17)
Total nonperforming assets	5,397	5,555	5,792	5,442	5,048	(3)	7

Allowance for credit losses:
Allowance for loan losses	7,947	7,632	7,609	7,408	7,680	4	3
Allowance for lending-related commitments	2,777	2,738	2,798	2,757	2,113	1	31
Total allowance for credit losses	10,724	10,370	10,407	10,165	9,793	3	10

Net charge-off/(recovery) rate (c)	0.09%	0.32%	0.43%	0.25%	0.15%

Allowance for loan losses to period-end loans retained	1.38	1.37	1.41	1.41	1.54

Allowance for loan losses to nonaccrual loans retained (a)	206	210	189	201	225
Nonaccrual loans to total period-end loans	0.78	0.82	0.90	0.84	0.86

(a)Allowance for loan losses of $740 million, $597 million, $724 million, $655 million and $566 million were held against these nonaccrual loans at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(b)Excludes mortgage loans past due and insured by U.S. government agencies, which are primarily 90 or more days past due. These loans have been excluded based upon the government guarantee. At March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, mortgage loans 90 or more days past due and insured by U.S. government agencies were $183 million, $128 million, $93 million, $45 million and $36 million, respectively.
(c)Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate.

JPMORGAN CHASE & CO.
COMMERCIAL & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except where otherwise noted)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
BUSINESS METRICS
Advisory	$1,266	$1,033	$926	$844	$694	23%	82%
Equity underwriting	472	416	527	465	324	13	46
Debt underwriting	1,145	898	1,174	1,204	1,230	28	(7)
Total investment banking fees	$2,883	$2,347	$2,627	$2,513	$2,248	23	28

Client deposits and other third-party liabilities (average) (a)	1,167,128	1,153,559	1,111,143	1,089,781	1,034,382	1	13

Assets under custody (“AUC”) (period-end) (in billions)	$40,905	$41,172	$40,128	$38,028	$35,678	(1)	15

95% Confidence Level - Total CIB VaR (average) (b)
CIB trading VaR by risk type: (c)
Fixed income	$39	$35	$33	$37	$37	11	5
Foreign exchange	13	9	9	10	9	44	44
Equities	11	13	14	17	25	(15)	(56)
Commodities and other	14	23	19	24	29	(39)	(52)
Diversification benefit to CIB trading VaR (d)	(47)	(49)	(50)	(55)	(55)	4	15
CIB trading VaR (c)	30	31	25	33	45	(3)	(33)
Credit Portfolio VaR (e)	21	20	21	22	21	5	—
Diversification benefit to CIB VaR (d)	(16)	(17)	(15)	(17)	(19)	6	16
CIB VaR	$35	$34	$31	$38	$47	3	(26)

(a)Client deposits and other third-party liabilities pertain to the Payments and Securities Services businesses.
(b)Effective April 1, 2025, the Firm refined the historical proxy time series inputs to one of its VaR models to more appropriately reflect the risk exposure from certain securitization warehousing loan positions. With this refined time series, the average VaR for each of the following reported components would have been lower by the following amounts: CIB trading VaR by fixed income risk type of $(7) million, CIB trading VaR of $(6) million and CIB VaR of $(5) million for the three months ended March 31, 2025.
(c)CIB trading VaR includes substantially all market-making and client-driven activities, as well as certain risk management activities in CIB, including credit spread sensitivity to CVA. Refer to VaR measurement on pages 135–138 of the Firm’s 2025 Form 10-K for further information.
(d)Diversification benefit represents the difference between the portfolio VaR and the sum of its individual components. This reflects the non-additive nature of VaR due to imperfect correlation across CIB risks.
(e)Credit Portfolio VaR includes the derivative CVA, hedges of the CVA and credit protection purchased against certain retained loans and lending-related commitments, which are reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not reported at fair value.

JPMORGAN CHASE & CO.
ASSET & WEALTH MANAGEMENT
FINANCIAL HIGHLIGHTS
(in millions, except ratio and employee data)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
INCOME STATEMENT
REVENUE
Asset management fees	$4,125	$4,372	$3,885	$3,642	$3,595	(6)%	15%
Commissions and other fees	369	301	296	314	273	23	35
All other income	154	165	156	117	125	(7)	23
Noninterest revenue	4,648	4,838	4,337	4,073	3,993	(4)	16
Net interest income	1,726	1,678	1,729	1,687	1,738	3	(1)
TOTAL NET REVENUE	6,374	6,516	6,066	5,760	5,731	(2)	11

Provision for credit losses	(24)	2	59	46	(10)	NM	(140)

NONINTEREST EXPENSE
Compensation expense (a)	2,339	2,256	2,125	2,083	2,067	4	13
Noncompensation expense (a)	1,828	1,812	1,693	1,650	1,646	1	11
TOTAL NONINTEREST EXPENSE	4,167	4,068	3,818	3,733	3,713	2	12

Income before income tax expense	2,231	2,446	2,189	1,981	2,028	(9)	10
Income tax expense	456	638	531	508	445	(29)	2
NET INCOME	$1,775	$1,808	$1,658	$1,473	$1,583	(2)	12

REVENUE BY BUSINESS
Asset Management	$3,072	$3,408	$2,916	$2,705	$2,671	(10)	15
Global Private Bank	3,302	3,108	3,150	3,055	3,060	6	8
TOTAL NET REVENUE	$6,374	$6,516	$6,066	$5,760	$5,731	(2)	11

FINANCIAL RATIOS
ROE	44%	44%	40%	36%	39%
Overhead ratio	65	62	63	65	65
Pretax margin ratio:
Asset Management	34	38	35	33	32
Global Private Bank	36	37	37	36	38
Asset & Wealth Management	35	38	36	34	35

Employees (a)	29,357	29,181	29,135	28,770	28,916	1	2

Number of Global Private Bank client advisors	4,110	4,101	4,050	3,756	3,781	—	9

(a)In the first quarter of 2026, Risk functions that were previously aligned with the LOBs were centralized into Corporate. As a result, the employees and compensation expense related to those functions are now reflected in Corporate, and a corresponding expense allocation from Corporate is reflected in noncompensation expense of the respective LOBs. These adjustments had no impact on total noninterest expense of the LOBs or Corporate. Prior periods have been revised to conform with the current presentation.

JPMORGAN CHASE & CO.
ASSET & WEALTH MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q26 Change
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$299,179	$288,065	$282,322	$268,966	$258,354	4%	16%
Loans	274,902	266,385	257,988	245,526	237,201	3	16
Deposits	266,745	257,316	239,999	242,356	250,219	4	7
Equity	16,000	16,000	16,000	16,000	16,000	—	—

SELECTED BALANCE SHEET DATA (average)
Total assets	$291,058	$284,100	$272,954	$261,128	$253,372	2	15
Loans	267,986	260,792	250,730	240,585	233,937	3	15
Deposits	253,706	247,065	241,454	248,375	244,107	3	4
Equity	16,000	16,000	16,000	16,000	16,000	—	—

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$1	$30	$62	$(1)	$1	(97)	—

Nonaccrual loans	1,035	1,199	1,129	1,035	675	(14)	53

Allowance for credit losses:
Allowance for loan losses	520	536	555	552	530	(3)	(2)
Allowance for lending-related commitments	33	43	52	58	33	(23)	—
Total allowance for credit losses	553	579	607	610	563	(4)	(2)

Net charge-off/(recovery) rate	—%	0.05%	0.10%	—%	—%

Allowance for loan losses to period-end loans	0.19	0.20	0.22	0.22	0.22

Allowance for loan losses to nonaccrual loans	50	45	49	53	93
Nonaccrual loans to period-end loans	0.38	0.45	0.44	0.42	0.28

JPMORGAN CHASE & CO.
ASSET & WEALTH MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions, except business metrics data)

						Mar 31, 2026
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
CLIENT ASSETS	2026	2025	2025	2025	2025	2025	2025
Assets by asset class
Liquidity	$1,297	$1,279	$1,174	$1,131	$1,120	1%	16%
Fixed income	1,014	998	971	925	879	2	15
Equity	1,360	1,400	1,371	1,258	1,128	(3)	21
Multi-asset	880	884	855	809	764	—	15
Alternatives	238	230	228	220	222	3	7
TOTAL ASSETS UNDER MANAGEMENT	4,789	4,791	4,599	4,343	4,113	—	16
Custody/brokerage/administration/deposits	2,314	2,327	2,239	2,078	1,889	(1)	22
TOTAL CLIENT ASSETS (a)	$7,103	$7,118	$6,838	$6,421	$6,002	—	18

Assets by client segment
Private Banking	$1,440	$1,414	$1,364	$1,270	$1,201	2	20
Global Institutional	1,964	1,953	1,837	1,772	1,705	1	15
Global Funds	1,385	1,424	1,398	1,301	1,207	(3)	15
TOTAL ASSETS UNDER MANAGEMENT	$4,789	$4,791	$4,599	$4,343	$4,113	—	16

Private Banking	$3,549	$3,549	$3,423	$3,191	$2,949	—	20
Global Institutional	2,145	2,121	1,994	1,907	1,828	1	17
Global Funds	1,409	1,448	1,421	1,323	1,225	(3)	15
TOTAL CLIENT ASSETS (a)	$7,103	$7,118	$6,838	$6,421	$6,002	—	18

Assets under management rollforward
Beginning balance	$4,791	$4,599	$4,343	$4,113	$4,045
Net asset flows:
Liquidity	13	105	37	5	36
Fixed income	20	25	31	27	11
Equity	18	11	31	16	37
Multi-asset	10	11	4	(2)	3
Alternatives	6	5	6	(10)	3
Market/performance/other impacts	(69)	35	147	194	(22)
Ending balance	$4,789	$4,791	$4,599	$4,343	$4,113

Client assets rollforward
Beginning balance	$7,118	$6,838	$6,421	$6,002	$5,932
Net asset flows	111	206	147	80	120
Market/performance/other impacts	(126)	74	270	339	(50)
Ending balance	$7,103	$7,118	$6,838	$6,421	$6,002

BUSINESS METRICS
Firmwide Wealth Management
Client assets (in billions) (b)	$4,516	$4,521	$4,373	$4,087	$3,791	—	19
Number of client advisors	10,353	10,150	10,075	9,704	9,641	2	7

Stock Plan Administration
Number of stock plan participants (in thousands)	1,883	1,794	1,796	1,594	1,500	5	26
Client assets (in billions)	383	372	357	314	281	3	36
(a)Includes CCB client investment assets invested in managed accounts and J.P. Morgan mutual funds where AWM is the investment manager.
(b)Consists of Global Private Bank in AWM and client investment assets in J.P. Morgan Wealth Management in CCB.

JPMORGAN CHASE & CO.
CORPORATE
FINANCIAL HIGHLIGHTS
(in millions, except employee data)

	QUARTERLY TRENDS
										1Q26 Change
	1Q26	4Q25		3Q25		2Q25		1Q25		4Q25	1Q25
INCOME STATEMENT
REVENUE
Principal transactions	$(31)	$(144)		$(54)		$(54)		$(87)		78%	64%
Investment securities gains/(losses)	60	(72)		105		(54)		(37)		NM	NM
All other income	160	128		246		157		777		25	(79)
Noninterest revenue	189	(88)		297		49		653		NM	(71)
Net interest income	1,026	1,568		1,406		1,489		1,651		(35)	(38)
TOTAL NET REVENUE (a)	1,215	1,480		1,703		1,538		2,304		(18)	(47)

Provision for credit losses	(1)	4		(3)		25		(19)		NM	95

NONINTEREST EXPENSE (b)	568	648	(f)	445		547		185	(f)	(12)	207
Income before income tax expense	648	828		1,261		966		2,138		(22)	(70)
Income tax expense/(benefit)	(51)	521		436		(729)	(h)	445		NM	NM
NET INCOME	$699	$307		$825		$1,695		$1,693		128	(59)

MEMO:
TOTAL NET REVENUE
Treasury and Chief Investment Office (“CIO”)	1,337	1,601		1,687		1,649		1,564		(16)	(15)
Other Corporate	(122)	(121)		16		(111)		740		(1)	NM
TOTAL NET REVENUE	$1,215	$1,480		$1,703		$1,538		$2,304		(18)	(47)

NET INCOME/(LOSS)
Treasury and CIO	842	1,120		1,166		1,121		1,158		(25)	(27)
Other Corporate	(143)	(813)		(341)		574		535		82	NM
TOTAL NET INCOME	$699	$307		$825		$1,695		$1,693		128	(59)

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$1,318,399	$1,329,632		$1,297,608		$1,370,312		$1,289,274		(1)	2
Loans	3,093	2,941		2,707		2,033		2,478		5	25
Deposits (c)	41,173	35,874		34,145		27,952		25,064		15	64

Employees (b)	55,360	55,390		55,523		55,310		56,368		—	(2)

SUPPLEMENTAL INFORMATION
TREASURY and CIO
Investment securities gains/(losses)	$60	$(72)		$105		$(54)		$(37)		NM	NM
Available-for-sale securities (average)	529,500	502,641		495,777	(g)	462,179		391,997		5	35
Held-to-maturity securities (average) (d)	269,482	283,009		269,717	(g)	262,479		269,906		(5)	—
Investment securities portfolio (average)	$798,982	$785,650		$765,494		$724,658		$661,903		2	21
Available-for-sale securities (period-end)	545,706	503,896		487,277	(g)	482,269		396,316		8	38
Held-to-maturity securities (period-end) (d)	272,142	270,134		293,446	(g)	260,559		265,084		1	3
Investment securities portfolio, net of allowance for credit losses (period-end) (e)	$817,848	$774,030		$780,723		$742,828		$661,400		6	24

(a)Included tax-equivalent adjustments, predominantly driven by tax-exempt income from municipal bonds, of $44 million, $41 million, $39 million, $38 million and $36 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.
(b)In the first quarter of 2026, Risk functions that were previously aligned with the LOBs were centralized into Corporate. As a result, the employees and compensation expense related to those functions are now reflected in Corporate, and a corresponding expense allocation from Corporate is reflected in noncompensation expense of the respective LOBs. These adjustments had no impact on total noninterest expense of the LOBs or Corporate. Prior periods have been revised to conform with the current presentation.
(c)Predominantly relates to the Firm's international consumer initiatives.
(d)At March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, the estimated fair value of the HTM securities portfolio was $254.5 billion, $253.3 billion, $274.9 billion, $239.3 billion and $242.3 billion, respectively.
(e)At March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, the allowance for credit losses on investment securities was $73 million, $73 million, $72 million, $75 million and $85 million, respectively.
(f)Included FDIC special assessment accrual releases of $326 million and $323 million for the three months ended December 31, 2025 and March 31, 2025, respectively. Refer to Note 6 on page 221 of the Firm’s 2025 Form 10-K for additional information.
(g)During the third quarter of 2025, the Firm transferred $44.1 billion of investment securities from AFS to HTM for asset-liability management purposes.
(h)Included a $774 million income tax benefit driven by the resolution of certain tax audits and the impact of tax regulations related to foreign currency translation gains and losses finalized in 2024 and effective for 2025.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION
(in millions)

							Mar 31, 2026
							Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,		Mar 31,	Dec 31,	Mar 31,
	2026	2025	2025	2025		2025	2025	2025
CREDIT EXPOSURE
Consumer, excluding credit card loans (a)
Loans retained	$367,274	$368,741	$369,859	$371,855		$372,892	—%	(2)%
Loans held-for-sale and loans at fair value	24,386	33,517	23,225	22,185		18,246	(27)	34
Total consumer, excluding credit card loans	391,660	402,258	393,084	394,040		391,138	(3)	—

Credit card loans
Loans retained	239,123	247,797	235,475	232,943		223,384	(4)	7
Total credit card loans	239,123	247,797	235,475	232,943		223,384	(4)	7
Total consumer loans	630,783	650,055	628,559	626,983		614,522	(3)	3

Wholesale loans (b)
Loans retained	818,839	792,367	764,451	740,675		704,714	3	16
Loans held-for-sale and loans at fair value	53,898	51,007	42,236	44,334		36,459	6	48
Total wholesale loans	872,737	843,374	806,687	785,009		741,173	3	18

Total loans	1,503,520	1,493,429	1,435,246	1,411,992		1,355,695	1	11
Derivative receivables	71,584	57,777	59,849	60,346		60,539	24	18
Receivables from customers (c)	64,844	47,336	68,493	53,099		49,403	37	31
Total credit-related assets	1,639,948	1,598,542	1,563,588	1,525,437		1,465,637	3	12

Lending-related commitments
Consumer, excluding credit card	46,236	43,587	48,015	47,064		46,149	6	—
Credit card (d)(e)	1,204,016	1,177,766	1,069,963	1,050,275		1,031,481	2	17
Wholesale	604,922	595,954	596,028	559,654	(h)	548,853	2	10
Total lending-related commitments	1,855,174	1,817,307	1,714,006	1,656,993		1,626,483	2	14

Total credit exposure	$3,495,122	$3,415,849	$3,277,594	$3,182,430		$3,092,120	2	13

Memo: Total by category
Consumer exposure (f)	$1,881,035	$1,871,408	$1,746,537	$1,724,322		$1,692,152	1	11
Wholesale exposure (g)	1,614,087	1,544,441	1,531,057	1,458,108		1,399,968	5	15
Total credit exposure	$3,495,122	$3,415,849	$3,277,594	$3,182,430		$3,092,120	2	13

(a)Includes scored loans held in CCB, scored mortgage and home equity loans held in AWM, and scored mortgage loans held in CIB and Corporate.
(b)Includes loans held in CIB, AWM, Corporate as well as risk-rated loans held in CCB, including business banking and J.P. Morgan Wealth Management loans held in Banking & Wealth Management, and auto dealer loans for which the wholesale methodology is applied when determining the allowance for loan losses.
(c)Receivables from customers reflect held-for-investment margin loans to brokerage clients in CIB, CCB and AWM; these are reported within accrued interest and accounts receivable on the Consolidated balance sheets.
(d)Also includes commercial card lending-related commitments primarily in CIB.
(e)As of December 31, 2025, includes the impact of the Apple Card transaction. Refer to Notes 4 and 28 of the Firm’s 2025 Form 10-K for additional information.
(f)Represents total consumer loans and lending-related commitments.
(g)Represents total wholesale loans, lending-related commitments, derivative receivables, and receivables from customers.
(h)Prior-period amount has been revised to conform with the presentation in the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Mar 31, 2026
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2026	2025	2025	2025	2025	2025	2025
NONPERFORMING ASSETS (a)
Consumer nonaccrual loans
Loans retained	$3,810	$3,875	$3,954	$3,938	$3,318	(2)%	15%
Loans held-for-sale and loans at fair value	589	798	646	731	441	(26)	34
Total consumer nonaccrual loans	4,399	4,673	4,600	4,669	3,759	(6)	17

Wholesale nonaccrual loans
Loans retained	4,524	4,398	4,740	4,479	3,895	3	16
Loans held-for-sale and loans at fair value	660	786	766	673	964	(16)	(32)
Total wholesale nonaccrual loans	5,184	5,184	5,506	5,152	4,859	—	7

Total nonaccrual loans	9,583	9,857	10,106	9,821	8,618	(3)	11

Derivative receivables	174	204	224	349	169	(15)	3
Assets acquired in loan satisfactions	292	298	305	310	318	(2)	(8)
Total nonperforming assets	10,049	10,359	10,635	10,480	9,105	(3)	10
Wholesale lending-related commitments (b)	916	925	1,025	922	793	(1)	16
Total nonperforming exposure	$10,965	$11,284	$11,660	$11,402	$9,898	(3)	11

NONACCRUAL LOAN-RELATED RATIOS
Total nonaccrual loans to total loans	0.64%	0.66%	0.70%	0.70%	0.64%
Total consumer, excluding credit card nonaccrual loans to
total consumer, excluding credit card loans	1.12	1.16	1.17	1.18	0.96
Total wholesale nonaccrual loans to total
wholesale loans	0.59	0.61	0.68	0.66	0.66

(a)Excludes mortgage loans past due and insured by U.S. government agencies, which are primarily 90 or more days past due. These loans have been excluded based upon the government guarantee. At March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, mortgage loans 90 or more days past due and insured by U.S. government agencies were $251 million, $198 million, $158 million, $113 million and $117 million, respectively. In addition, the Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance. Refer to Note 12 of the Firm’s 2025 Form 10-K for additional information on the Firm’s credit card nonaccrual and charge-off policies.
(b)Represents commitments that are risk rated as nonaccrual.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS
							1Q26 Change
	1Q26	4Q25		3Q25	2Q25	1Q25	4Q25	1Q25
SUMMARY OF CHANGES IN THE ALLOWANCES
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$25,765	$25,735		$24,953	$25,208	$24,345	—%	6%
Net charge-offs:
Gross charge-offs	2,911	3,099		3,181	2,944	2,816	(6)	3
Gross recoveries collected	(595)	(585)		(588)	(534)	(484)	(2)	(23)
Net charge-offs	2,316	2,514		2,593	2,410	2,332	(8)	(1)
Provision for loan losses	2,481	2,544		3,376	2,151	3,193	(2)	(22)
Other	(2)	—		(1)	4	2	NM	NM
Ending balance	$25,928	$25,765		$25,735	$24,953	$25,208	1	3

ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning balance	$5,071	$2,964		$2,932	$2,226	$2,101	71	141
Provision for lending-related commitments	23	2,107	(b)	31	706	125	(99)	(82)
Other	(3)	—		1	—	—	NM	NM
Ending balance	$5,091	$5,071		$2,964	$2,932	$2,226	—	129

ALLOWANCE FOR INVESTMENT SECURITIES	$78	$106		$105	$108	$118	(26)	(34)

Total allowance for credit losses (a)	$31,097	$30,942		$28,804	$27,993	$27,552	1	13

NET CHARGE-OFF/(RECOVERY) RATES
Consumer retained, excluding credit card loans	0.17%	0.19%		0.12%	0.14%	0.18%
Credit card retained loans	3.46	3.14		3.15	3.40	3.58
Total consumer retained loans	1.47	1.35		1.29	1.38	1.45
Wholesale retained loans	0.06	0.23		0.33	0.19	0.11
Total retained loans	0.67	0.72		0.76	0.73	0.74

Memo: Average retained loans
Consumer retained, excluding credit card loans	$367,880	$368,485		$370,073	$372,005	$374,466	—	(2)
Credit card retained loans	239,220	239,356		234,354	228,320	224,350	—	7
Total average retained consumer loans	607,100	607,841		604,427	600,325	598,816	—	1
Wholesale retained loans	793,654	775,282		747,045	721,105	686,585	2	16
Total average retained loans	$1,400,754	$1,383,123		$1,351,472	$1,321,430	$1,285,401	1	9

(a)At March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, excludes an allowance for credit losses associated with certain accounts receivable in CIB of $286 million, $288 million, $285 million, $288 million and $283 million, respectively.
(b)Refer to footnote (f) on page 2 for additional information.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Mar 31, 2026
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2026	2025	2025	2025	2025	2025	2025
ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Consumer, excluding credit card
Asset-specific	$(623)	$(647)	$(621)	$(683)	$(727)	4%	14%
Portfolio-based	2,412	2,567	2,524	2,532	2,585	(6)	(7)
Total consumer, excluding credit card	1,789	1,920	1,903	1,849	1,858	(7)	(4)
Credit card
Portfolio-based	15,559	15,557	15,554	15,001	15,000	—	4
Total credit card	15,559	15,557	15,554	15,001	15,000	—	4
Total consumer	17,348	17,477	17,457	16,850	16,858	(1)	3
Wholesale
Asset-specific	851	707	838	781	692	20	23
Portfolio-based	7,729	7,581	7,440	7,322	7,658	2	1
Total wholesale	8,580	8,288	8,278	8,103	8,350	4	3
Total allowance for loan losses	25,928	25,765	25,735	24,953	25,208	1	3
Allowance for lending-related commitments (a)	5,091	5,071	2,964	2,932	2,226	—	129
Allowance for investment securities	78	106	105	108	118	(26)	(34)
Total allowance for credit losses	$31,097	$30,942	$28,804	$27,993	$27,552	1	13

CREDIT RATIOS
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	0.49%	0.52%	0.51%	0.50%	0.50%
Credit card allowance to total credit card retained loans	6.51	6.28	6.61	6.44	6.71
Wholesale allowance to total wholesale retained loans	1.05	1.05	1.08	1.09	1.18
Total allowance to total retained loans	1.82	1.83	1.88	1.85	1.94
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (b)	47	50	48	47	56
Total allowance, excluding credit card allowance, to retained
nonaccrual loans, excluding credit card nonaccrual loans (b)	124	123	117	118	142
Wholesale allowance to wholesale retained nonaccrual loans	190	188	175	181	214
Total allowance to total retained nonaccrual loans	311	311	296	296	349

(a)As of December 31, 2025, includes the impact of the Apple Card transaction. Refer to footnote (f) on page 2 for additional information.
(b)Refer to footnote (a) on page 25 for information on the Firm’s nonaccrual policy for credit card loans.

JPMORGAN CHASE & CO.
NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
(a)In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the LOBs on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm as a whole and for each of the reportable business segments and Corporate on an FTE basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by each of the LOBs and Corporate.
(b)Pre-provision profit is a non-GAAP financial measure which represents total net revenue less total noninterest expense. The Firm believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.
(c)TCE, ROTCE, and TBVPS are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. TCE, ROTCE, and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.
(d)In addition to reviewing net interest income (“NII”), net yield, and noninterest revenue (“NIR”) on a managed basis, management also reviews these metrics excluding Markets, which is composed of Fixed Income Markets and Equity Markets, as shown below. Markets revenue consists of principal transactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For additional information on Markets revenue, refer to pages 73-74 of the Firm’s 2025 Form 10-K.

	QUARTERLY TRENDS
						1Q26 Change
(in millions, except rates)	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25

Net interest income - reported	$25,366	$24,995	$23,966	$23,209	$23,273	1%	9%
Fully taxable-equivalent adjustments	113	113	105	105	102	—	11
Net interest income - managed basis	$25,479	$25,108	$24,071	$23,314	$23,375	1	9
Less: Markets net interest income	2,199	1,251	680	561	785	76	180
Net interest income excluding Markets	$23,280	$23,857	$23,391	$22,753	$22,590	(2)	3

Average interest-earning assets	$4,135,737	$3,923,824	$3,895,764	$3,845,982	$3,668,384	5	13
Less: Average Markets interest-earning assets	1,599,089	1,403,245	1,404,633	1,387,584	1,255,149	14	27
Average interest-earning assets excluding Markets	$2,536,648	$2,520,579	$2,491,131	$2,458,398	$2,413,235	1	5

Net yield on average interest-earning assets - managed basis (a)	2.50%	2.54%	2.45%	2.43%	2.58%
Net yield on average Markets interest-earning assets	0.56	0.35	0.19	0.16	0.25
Net yield on average interest-earning assets excluding Markets (a)	3.72	3.76	3.73	3.71	3.80

Noninterest revenue - reported	$24,470	$20,803	$22,461	$21,703	$22,037	18	11
Fully taxable-equivalent adjustments	587	856	588	663	602	(31)	(2)
Noninterest revenue - managed basis	$25,057	$21,659	$23,049	$22,366	$22,639	16	11
Less: Markets noninterest revenue	9,360	6,988	8,264	8,375	8,878	34	5
Noninterest revenue excluding Markets	$15,697	$14,671	$14,785	$13,991	$13,761	7	14

Memo: Markets total net revenue	$11,559	$8,239	$8,944	$8,936	$9,663	40	20

(a) Includes the effect of derivatives that qualify for hedge accounting. Taxable-equivalent amounts are used where applicable. Refer to Note 5 of the Firm’s 2025 Form 10-K for additional information on hedge accounting.